Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectuses and to the incorporation by reference of our reports dated December 14, 2012 and February 19, 2013 for the William Blair Multi-Asset and Alternative Funds and William Blair Funds, respectively, in the Registration Statement (Form N-1A) of William Blair Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 109 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-17463).

/s/ ERNST & YOUNG LLP

Chicago, Illinois

October 31, 2013